Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 26, 2026, with respect to the financial statements included in the Annual Report of Celcuity Inc. on Form 10-K for the year ended December 31, 2025. We hereby consent to the incorporation by reference in the Registration Statements of Celcuity Inc. on Form S-8 (Reg. Nos. 333-287766, 333-279556, 333-271976, 333-270238, 333-265328, 333-256500, 333-253940, 333-238787, and 333-221117) and on Form S-3 (Reg. No. 333-292646, 333-281887 and 333-275551).

Minneapolis, Minnesota

March 26, 2026